Exhibit 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 340-7731
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 340-9090
Champion Enterprises Reports 43 Percent Increase in Net Income
to $0.17 per Diluted Share for the Third Quarter of 2007
Manufacturing Margin Improves to 7.8 Percent; International Revenues Climb to
$85 Million for the Quarter
AUBURN HILLS, Mich., Oct. 16, 2007 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced results for its third quarter ended Sept. 29, 2007. Revenues for the quarter increased 3 percent to $357.7 million compared to $346.5 million for the third quarter of 2006. Income from continuing operations before income taxes increased 33 percent to $15.5 million compared to $11.6 million for the third quarter of 2006. Net income for the quarter increased 43 percent to $12.9 million, or $0.17 per diluted share, compared to net income of $9.0 million, or $0.12 per diluted share, for the same period of the prior year.
North American Manufacturing Segment
•	Manufacturing segment net sales for the third quarter decreased 11 percent to $260.4 million compared to $293.4 million in the same period of the prior year.

•	Revenues from the sale of modular homes in the quarter totaled $80 million, representing 31 percent of manufacturing segment sales, down from $89 million in the third quarter of 2006.

•	Manufacturing segment income for the third quarter increased to $20.2 million compared to $19.6 million in the third quarter of 2006 as a result of an improved segment margin of 7.8 percent for the quarter compared to 6.7 percent in the same period last year. Segment income for the third quarter of last year included a non-cash pretax fixed asset impairment charge of $1.2 million related to a plant closure.

•	Segment backlogs totaled $64 million at the end of the third quarter compared to $78 million at the same time last year and $68 million at the end of the second quarter. The year-over-year decline in reported backlogs was driven by the fourth quarter 2006 implementation of a production allocation schedule at the Company’s Canadian operations limiting orders and backlogs to a forward three-month period. U.S. backlogs at the end of the third quarter increased 48 percent compared to the same time last year.

Champion Enterprises Reports 43 Percent Increase in Net Income to $0.17 per Diluted Share for the Third Quarter of 2007

International Manufacturing Segment
•	Driven by strong levels of spending in the U.K. prison sector, international segment sales grew 176 percent to $85.3 million for the quarter, up from $30.9 million in the same period of the prior year, and increased 50 percent compared to $56.9 million last quarter.

•	Segment income increased to $6.4 million for the period from $2.0 million in the third quarter of 2006 and $4.5 million in the second quarter, while the segment margin was 7.5 percent compared to 6.3 percent in the same period last year and 7.8 percent last quarter.

•	International segment order backlogs further strengthened, with firm contracts and orders pending contracts under framework agreements totaling approximately $275 million, compared to approximately $185 million at the end of the third quarter of 2006 and approximately $245 million at the end of last quarter.
Retail Segment
•	The retail segment reported third quarter 2007 revenues of $18.2 million compared to $31.4 million for the same period last year, a reflection of the continuing challenges in the California housing markets.

•	Retail segment income totaled $0.7 million for the quarter, flat to last quarter but down from $2.4 million in the third quarter of 2006. Segment margin stood at 3.8 percent, an improvement over last quarter’s 3.1 percent but down from the 7.7 percent recorded for the same period of the prior year.
Other Highlights
•	Cash and cash equivalents increased to $111.3 million as of Sept. 29, 2007 compared to $104.8 million at the end of the second quarter of 2007.
“Champion’s long-term growth and diversification strategy continues to pay dividends, as our international operations are helping to offset continuing pressure on our manufacturing segment from difficult U.S. housing markets. Despite an 11 percent year-over-year decline in North American manufacturing sales, our total revenues increased 3 percent for the quarter driven by strong growth in the international business,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “Our international segment reported a record quarter in both sales and segment income, while backlogs continued to grow.
“In addition, despite this quarter’s drop in manufacturing sales, segment income increased as a result of higher segment margins. Past capacity adjustments, coupled with our ongoing focus on engaging in profitable business and managing our costs, led to an improved segment margin of 7.8 percent this quarter compared to 6.7 percent last year.

Champion Enterprises Reports 43 Percent Increase in Net Income to $0.17 per Diluted Share for the Third Quarter of 2007

“Our cash position also improved and now stands at $111 million leaving us well positioned to continue to execute our growth and diversification strategy. While we experienced a short-term increase in our receivables at the end of the quarter, most of these receivables have already been collected resulting in immediate working capital improvements in October. As such, we anticipate that our cash from operations will be stronger again next quarter and that related free cash flow will outpace 2006.”
Griffiths concluded, “The aggressive steps we have taken to diversify our footprint, strengthen our operations, and refocus our organization in the face of soft U.S. housing markets resulted in a 43 percent increase in net income for the quarter and a solid foundation for our future growth.”
Third Quarter 2007 Conference Call
Champion Enterprises will host a conference call on Wednesday, Oct. 17, 2007 at 11 a.m. EDT to discuss these results and current business trends. To listen to the call, please call (866) 761-0749 for domestic callers or (617) 614-2707 for international callers. The passcode is 22182823. The call may also be heard live at www.championhomes.com under the investor relations link.
A telephone replay of the call will be available approximately one hour after the call’s conclusion through Wednesday, Oct. 31, 2007. To access the telephone replay, please call (888) 286-8010 for domestic callers or (617) 801-6888 for international callers. The passcode is 10494354. The webcast replay will be available on the Company’s Web site for 90 days under the investor relations link.
About Champion
Auburn Hills, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 32 manufacturing facilities in North America and the United Kingdom and works with over 3,000 independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding backlogs and pending orders, future market conditions, areas of management focus, the execution of Champion’s growth and diversification strategy, and cash flow projections, each of which could be construed to be forward-looking statements within the meaning of the Securities and Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other SEC filings, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
– Tables Follow –

CHB/ 4
CHAMPION ENTERPRISES, INC.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 29,	September 30,	%	September 29,	September 30,	%
	2007	2006	Change	2007	2006	Change
					(Restated)
Net sales:
Manufacturing segment	$260,379	$293,417	(11%)	$717,994	$945,011	(24%)
International segment	85,286	30,946	176%	188,704	58,077	225%
Retail segment	18,233	31,391	(42%)	57,657	93,712	(38%)
Less: intercompany	(6,200)	(9,300)		(16,500)	(33,100)

Total net sales	357,698	346,454	3%	947,855	1,063,700	(11%)

Cost of sales	296,802	289,563	2%	803,074	895,677	(10%)

Gross margin	60,896	56,891	7%	144,781	168,023	(14%)

Selling, general and administrative expenses	40,082	38,738	3%	113,729	115,996	(2%)
Restructuring charges	—	1,200		—	1,200
Amortization of intangible assets	1,454	1,122	30%	4,273	2,513	70%

Operating income	19,360	15,831	22%	26,779	48,314	(45%)

Interest expense, net	3,853	4,214	(9%)	11,616	10,295	13%

Income from continuing operations before income taxes	15,507	11,617	33%	15,163	38,019	(60%)

Income tax expense (benefit)	2,582	2,589	0%	2,019	(96,714)	102%

Income from continuing operations	12,925	9,028	43%	13,144	134,733	(90%)

(Loss) income from discontinued operations, net of taxes	—	(13)		—	11

Net income	$12,925	$9,015	43%	$13,144	$134,744	(90%)

Basic income per share:
Income from continuing operations	$0.17	$0.12	42%	$0.17	$1.77	(90%)
(Loss) income from discontinued operations	—	—		—	—

Net income	$0.17	$0.12	42%	$0.17	$1.77	(90%)

Weighted shares for basic EPS	77,062	76,456		76,804	76,304

Diluted income per share:
Income from continuing operations	$0.17	$0.12	42%	$0.17	$1.74	(90%)
(Loss) income from discontinued operations	—	—		—	—

Net income	$0.17	$0.12	42%	$0.17	$1.74	(90%)

Weighted shares for diluted EPS	77,848	77,486		77,616	77,512

See accompanying Notes to Consolidated Financial Information.
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CHB/ 5
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	(UNAUDITED)	(UNAUDITED)
	September 29,	June 30,	December 30,
	2007	2007	2006
Assets:
Cash and cash equivalents	$111,282	$104,755	$70,208
Accounts receivable, trade	102,456	73,646	47,645
Inventories	81,961	83,004	102,350
Deferred tax assets	29,145	31,565	32,303
Other current assets	10,735	11,836	10,677

Total current assets	335,579	304,806	263,183

Property, plant and equipment, net	105,182	106,653	112,527
Goodwill and other intangible assets, net	336,181	335,537	335,464
Deferred tax assets	80,586	76,880	71,600
Other non-current assets	15,967	17,012	17,841

Total assets	$873,495	$840,888	$800,615

Liabilities and Shareholders’ Equity:
Accounts payable	$110,380	$88,363	$54,607
Other accrued liabilities	142,383	149,223	148,596

Total current liabilities	252,763	237,586	203,203

Long-term debt	254,090	253,288	252,449
Deferred tax liabilities	9,621	10,178	10,600
Other long-term liabilities	32,581	32,504	32,601
Shareholders’ equity	324,440	307,332	301,762

Total liabilities and shareholders’ equity	$873,495	$840,888	$800,615

See accompanying Notes to Consolidated Financial Information.
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CHB/ 6
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
				(Restated)
Net income	$12,925	$9,015	$13,144	$134,744
Loss (income) from discontinued operations	—	13	—	(11)
Adjustments:
Depreciation and amortization	5,004	4,868	15,036	12,932
Stock-based compensation	679	369	2,235	3,717
Change in deferred taxes	72	2,300	(4,420)	(99,600)
Fixed asset impairment charges	—	1,200	—	1,200
(Gain) loss on disposal of fixed assets	(40)	58	(633)	(4,470)
Increase/decrease:
Accounts receivable	(27,948)	645	(53,107)	11,844
Inventories	1,274	(2,683)	20,979	3,269
Accounts payable	20,829	4,536	53,114	4,270
Accrued liabilities	(6,695)	(1,420)	(9,047)	(11,814)
Other, net	(1,419)	1,307	(2,162)	3,321

Cash provided by continuing operating activities	4,681	20,208	35,139	59,402

Additions to property, plant and equipment	(1,847)	(5,221)	(5,494)	(14,279)
Acquisitions	—	(30,098)	—	(153,290)
Proceeds from disposal of fixed assets	236	(33)	3,640	5,730
Distributions from unconsolidated affiliates	—	—	884	—

Cash used for investing activities	(1,611)	(35,352)	(970)	(161,839)

Payments on long-term debt	(541)	(547)	(1,577)	(1,376)
Proceeds from term loan	—	—	—	78,561
Increase in deferred financing costs	—	(81)	—	(1,076)
Decrease in restricted cash	—	316	15	698
Common stock issued, net	873	—	2,294	1,955

Cash provided by (used for) financing activities	332	(312)	732	78,762

Cash provided by discontinued operations	193	114	285	1,168

Effect of exchange rate changes on cash and cash equivalents	2,932	135	5,888	1,967

Increase (decrease) in cash and cash equivalents	6,527	(15,207)	41,074	(20,540)
Cash and cash equivalents at beginning of period	104,755	121,646	70,208	126,979

Cash and cash equivalents at end of period	$111,282	$106,439	$111,282	$106,439

See accompanying Notes to Consolidated Financial Information.
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CHB/ 7
CHAMPION ENTERPRISES, INC.
NOTES TO CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(1) The results of operations for businesses acquired in 2006 are included in the Company’s results from continuing operations subsequent to the respective acquisition dates. Manufacturing segment acquisitions consist of Highland Manufacturing that was acquired on March 31, 2006, and North American Housing that was acquired on July 31, 2006. The Company’s international segment consists of Caledonian Building Systems Limited, which was acquired on April 7, 2006.
(2) The Company evaluates the performance of its manufacturing, international and retail segments based on income before amortization of intangible assets, interest, income taxes and general corporate expenses. A reconciliation of income from continuing operations before income taxes for the three and nine months ended are as follows (dollars in thousands):
Three months ended:

	September 29,	Related	September 30,	Related
	2007	Sales	2006	Sales
Manufacturing segment income	$20,228	7.8%	$19,553	6.7%
International segment income	6,362	7.5%	1,959	6.3%
Retail segment income	689	3.8%	2,425	7.7%
General corporate expenses	(6,665)		(7,184)
Amortization of intangible assets	(1,454)		(1,122)
Intercompany eliminations	200		200
Interest expense, net	(3,853)		(4,214)

Income from continuing operations before income taxes	$15,507	4.3%	$11,617	3.4%

Nine months ended:

	September 29,	Related	September 30,	Related
	2007	Sales	2006	Sales
Manufacturing segment income	$37,541	5.2%	$66,558	7.0%
International segment income	13,944	7.4%	3,158	5.4%
Retail segment income	2,227	3.9%	6,317	6.7%
General corporate expenses	(23,360)		(24,406)
Amortization of intangible assets	(4,273)		(2,513)
Intercompany eliminations	700		(800)
Interest expense, net	(11,616)		(10,295)

Income from continuing operations before income taxes	$15,163	1.6%	$38,019	3.6%

(3) In the second quarter of 2006 the Company reversed its deferred tax asset valuation allowance totaling $101.9 million. The Company’s earnings subsequent to this reversal are fully taxed for financial reporting purposes. Income tax expense for the nine months ended September 29, 2007 is primarily based on the Company’s estimated effective consolidated tax rate for the full year plus any tax adjustments.
(4) For the year-to-date period ended September 29, 2007, gains on disposal of fixed assets resulted primarily from the sale of two idle plants, while for the same period in 2006, gains on disposal of fixed assets resulted primarily from the sale of an investment property in Florida and three idle plants.
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CHB/ 8
CHAMPION ENTERPRISES, INC.
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended			Nine months ended
	September 29,	September 30,	%	September 29,	September 30,	%
	2007	2006	Change	2007	2006	Change
MANUFACTURING SEGMENT
Units sold:
HUD-Code	2,808	3,587	(22%)	7,720	12,537	(38%)
Modular	980	1,215	(19%)	2,749	3,455	(20%)
Canadian	441	319	38%	1,215	857	42%
Other	29	15	93%	51	58	(12%)

Total units sold	4,258	5,136	(17%)	11,735	16,907	(31%)
Less: intercompany	70	126	(44%)	220	479	(54%)

Units sold to independent retailers / builders	4,188	5,010	(16%)	11,515	16,428	(30%)

Floors sold	8,073	9,917	(19%)	22,536	32,279	(30%)

Multi-section mix	77%	82%		78%	80%

Average unit prices, excluding delivery
Total	$54,800	$52,400	5%	$55,000	$51,100	8%
HUD-Code	$44,300	$45,900	(3%)	$45,000	$45,100	0%
Modular	$77,000	$68,400	13%	$76,400	$70,300	9%
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